Exhibit 99.3

W HOLDING COMPANY, INC.
THE FINANCIAL HOLDING COMPANY OF WESTERNBANK PUERTO RICO
SCHEDULES EARNINGS RELEASE AND
ANNOUNCES FOURTH QUARTER EARNINGS REVIEW TELECONFERENCE

Mayaguez, Puerto Rico, January 7, 2004, W HOLDING COMPANY, INC. (NYSE:WHI), the financial holding company of Westernbank Puerto Rico, announced that it has scheduled its earnings release for January 15, 2004 and that Frank C. Stipes and Freddy Maldonado, Chief Executive Officer and Chief Financial Officer, respectively will review W HOLDING’S fourth quarter results via teleconference on Friday, January 16, 2004, at 10:00 AM (Puerto Rico time, other USA times: 9:00 AM Eastern, 8:00 AM Central, 7:00 AM Mountain, or 6:00 AM Pacific time).

Please register at https://ww4.premconf.com/PremCallAudRSVP?PPass=743309. You will be assigned a Personal Identification Number (PIN) that should be used in order to join the conference. Conference dial-in numbers: Toll Free: 800-214-0694 or 1-719-955-1425, if you can’t dial in with the toll-free number. Conference passcode: 743309

Westernbank Puerto Rico, the wholly-owned subsidiary of W HOLDING COMPANY, INC., is the third largest banking entity headquartered in Puerto Rico, in term of total assets operating throughout Puerto Rico through 50 full-fledged branches, including 31 in the Southwestern region of Puerto Rico, 8 in the Northeastern region, and 11 in the San Juan Metropolitan area of Puerto Rico. W HOLDING COMPANY, INC., also owns Westernbank Insurance Corp., a general insurance agent placing property, casualty, life and disability insurance, whose results of operations and financial condition are reported on a consolidated basis.

For further information contact either: Frank C. Stipes, Esq., Chief Executive Officer, Freddy Maldonado, Chief Financial Officer and/or Ricardo Hernández, Vice President Controller of the company at (787) 834-8000, Internet: Westernbank@wbpr.com or URL: http://www.wbpr.com

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